Exhibit 10.20

Third Amendment to Lease

This Amendment to Lease dated this 21st day of January, 1998 shall amend the terms of a lease dated February 3, 1993 (“Lease”) by and between Jaytee Properties (“Landlord”) and Republic Bank & Trust Company (“Tenant”) and any other amendments to such lease.

Landlord and Tenant agree that the following terms of the Lease shall be amended specifically adding 7,000 square feet of space to the leased Premises.

ARTICLE I.  PREMISES

SECTION 1.  Tenant leases from Landlord and Landlord leases to Tenant the following additional premises (hereinafter called the “Premises”):

Being 21,200 square feet of office space located on the lower level, first floor and second floor in the Republic Bank Building (hereinafter called “the Building”) located at Hurstbourne Parkway and Stone Creek Parkway in Jefferson County, Kentucky.

ARTICLE II.  TERM

This amendment shall extend the term of he Lease for another 5 years to 6/31/03

ARTICLE III.  RENT AND OPERATING EXPENSES

SECTION 1.  Tenant shall pay to Landlord, at Landlord’s office in the Building or at such place as Landlord may from time to time designate, as monthly rental for the Premises, $23,116.66 through 10/31/98 and $24,866.66 thereafter for the remaining term of the Lease.

JAYTEE PROPERTIES

By:	/s/ Steve Trager

REPUBLIC BANK & TRUST COMPANY

By:	/s/ Bill Petter

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